Exhibit 99.2

Certain information in Section 4.1, identified by [***], has been excluded from this exhibit under SEC Regulation S-K Item 601(b)(10), because it is both (i) not material (premium to current market price) and (ii) is confidential and its disclosure could adversely impact the Company.

MEMORANDUM OF UNDERSTANDING

This Memorandum of Understanding (this "MOU") is entered into as of December 5, 2025 (the "Effective Date"), by and between:

1.	Bion Environmental Technologies, Inc., a corporation organized and existing under the laws of the State of Colorado, with its principal place of business at 9 E Park Court, Old Bethpage, NY, 11804 ("Bion"); and

2.	Kimmeridge Energy Management Company, LLC, an alternative asset manager with its principal place of business at 15 Little West 12th Street, 4th Floor, New York, NY 10014, for and on behalf of itself and certain of its affiliates ("Kimmeridge").

Bion and Kimmeridge may be referred to individually as a "Party" and collectively as the "Parties."

RECITALS

WHEREAS, Kimmeridge is an alternative asset manager developing, financing, constructing, and operating large-scale renewable natural gas (“RNG”) facilities in the United States that will anaerobically digest manure and other waste organic feedstocks to produce RNG and nutrient-rich digestate (the “RNG Facility”);

WHEREAS, Bion possesses proprietary technology and expertise for converting digestate into OMRI-Listed organic ammonium bicarbonate, producing organic nitrogen fertilizer and clean water for reuse;

WHEREAS, the Parties intend to explore the use of Bion’s proprietary technology at a potential RNG Facility to produce ammonium bicarbonate and clean water (the “Ammonium Bicarbonate Facility”) and the formation of a new joint venture (“JV”) between a Kimmeridge RNG company and Bion that will design, finance, construct, own, and operate the Ammonium Bicarbonate Facility;

WHEREAS, this MOU is intended to establish a preliminary, non-binding (except as expressly stated) framework for engineering, testing, collaboration, and negotiation of definitive agreements relating to (i) integration of Bion’s ammonium bicarbonate technology with an RNG Facility, and

(ii) formation of the JV and development of an Ammonium Bicarbonate Facility (together with

(i)	, the “Purpose”).

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the Parties agree as follows:

1.	Purpose and Scope

1.1    The purpose of this MOU is to outline the preliminary framework under which Kimmeridge and Bion will evaluate, design, and negotiate the formation of a JV to develop, finance, construct, own, and operate an Ammonium Bicarbonate Facility, using digestate produced by an RNG Facility.

1.2   The Parties intend to collaborate on engineering, testing, Lifecycle Analysis / Carbon Intensity scoring, fertilizer sample production, agronomic validation, commercial planning, and preliminary design work needed to support formation of the JV.

1.3     Definitive agreements will specify: (a) JV ownership, governance, economics, and capital contributions; (b) Digestate supply arrangements to the JV; (c) offtake, marketing, and distribution of ammonium bicarbonate fertilizer.

1.4 This MOU is intended to guide engineering work, testing, fertilizer sample production, agronomic validation, life-cycle analysis (including CI scoring), and commercial planning necessary to support the formation of a JV, subject to negotiation and execution of definitive agreements.

2.	Roles and Responsibilities

2.1    Kimmeridge's Role: Kimmeridge will: (a) provide strategic oversight and financing support to the JV, including development and construction capital; (b) assist with commercial and financial aspects of the JV; and (c) support capital markets and stakeholder engagement related to the project.

2.2 Bion's Role: Bion shall: (a) provide its proprietary ammonium bicarbonate technology together with the engineering expertise, operational know-how, and technical support necessary to convert digestate from an RNG Facility into OMRI-Listed organic ammonium bicarbonate and clean water; (b) conduct fertilizer sample production, testing, agronomic validation, and preliminary engineering and process-integration studies to support design and development of the Ammonium Bicarbonate Facility; (c) support regulatory approvals, organic certification, and market-development efforts for the ammonium bicarbonate product, drawing on its experience and commercial relationships in the organic fertilizer sector; and (d) participate as an equity partner in the JV, with specific ownership, licensing, compensation, and commercial terms to be negotiated in definitive agreements.

2.3    JV Responsibilities: Upon formation, the JV will: (a) design, construct, finance, own, and operate the Ammonium Bicarbonate Facility; (b) integrate Bion’s ammonium bicarbonate technology; (c) receive digestate from the RNG Facility; (d) produce ammonium bicarbonate fertilizer and recycled clean water; and (e) market and sell fertilizer products into organic and sustainable markets.

2.4    The Parties acknowledge that additional partners or stakeholders will be included in the Joint Venture as deemed necessary for the project's success, upon written agreement of the JV partners.

3.	Immediate Actions and Commitments

3.1     FEL-1 Engineering Study: Bion shall initiate a Front-End Loading Level 1 (“FEL-1”) engineering study addressing the integration of its ammonium bicarbonate technology with digestate produced by the RNG Facility. The study will include preliminary process design, mass and energy balances, equipment configuration, utilities requirements, site-integration considerations, and preliminary capital and operating cost estimates for the proposed Ammonium Bicarbonate Facility.

3.2 Dedication of Ammonium Bicarbonate Sample Production and Delivery: Following completion of Bion’s current commercial sample order, Bion will dedicate ammonium bicarbonate production at its Fair Oaks facility, as directed by Kimmeridge, to mutually agreed partners and universities for product validation, agronomic testing, and market-development activities.

3.3    Integrated Research, Testing and Validation Program: Bion and Kimmeridge will jointly support a coordinated research and outreach program with U.S. universities, industry stakeholders, and other institutions as agreed, focused on: (a) carbon intensity scoring and life-cycle analysis of ammonium bicarbonate production; (b) agronomic performance across relevant crop types and soil conditions; (c) organic certification pathways and regulatory approvals; and (d) market-development workstreams including application trials, product comparisons, and grower engagement.

3.4    Digestate Characterization and Data Sharing: Bion will be provided with representative digestate samples, data on expected feedstock characteristics, operational parameters, and other information reasonably required for Bion to complete engineering, testing, and integration analyses.

3.5 Cost Sharing and Reimbursement: The Parties agree to the following cost-sharing arrangements for work conducted prior to execution of definitive agreements:

(a)  FEL-1 Engineering Study: The cost of Bion’s FEL-1 engineering study shall be shared equally between Bion and Kimmeridge, with each Party responsible for 50% of the total cost (up to

$75,000 in aggregate).

(b)     Fertilizer Sample Production: All costs associated with ammonium bicarbonate sample production at Bion’s Fair Oaks facility (currently estimated at $8,000 per week of operation) shall be fully covered by Kimmeridge.

(c)   Life-Cycle Analysis and CI Scoring: Kimmeridge will fully cover the costs of the life-cycle assessment and carbon-intensity scoring work necessary to support JV development, organic certification, and commercial market positioning.

(d)  Additional Costs: Any other research, outreach, permitting, engineering, agronomic, or market-development expenses, or any expenses incurred after the expiration of this Agreement, will be mutually agreed and incorporated into definitive agreements between Kimmeridge and Bion or the JV, as applicable.

In respect of this Section 3.5, all costs incurred must be supported by reasonable documentation.

3.6    Good-Faith Development of Definitive Agreements: Subject to Section 7.5, the Parties will work in good faith to develop definitive agreements in respect of the Purpose, including but not limited to technology licensing, digestate supply terms, economics, ownership, governance, and commercial arrangements.

4.	Right of First Refusal for Bion Shares

4.1    Grant of Right of First Refusal: Bion hereby grants to Kimmeridge a limited right of first refusal (the “ROFR”) to purchase up to 10,000,000 shares of Bion’s restricted common stock (the “ROFR Shares”) at a fixed purchase price of $[***] per share (the “ROFR Price”).

4.2    Triggering Event: The ROFR shall be triggered upon the earlier of: (a) Bion’s receipt of a bona fide third-party offer to purchase newly issued equity securities of Bion on terms that would include equity securities reasonably comparable to the ROFR Shares; or (b) six (6) months after the Effective Date of this MOU.

4.3    Notice Requirements: Upon the occurrence of a Triggering Event, Bion shall deliver written notice to Kimmeridge (the “ROFR Notice”) specifying: (a) the number and type of securities offered; (b) the material terms of the third-party offer, if applicable; and (c) confirmation that the ROFR has been triggered.

4.4   Exercise of ROFR: Kimmeridge shall have fifteen (15) days from receipt of the ROFR Notice (the “ROFR Period”) to elect to purchase all or any portion of the ROFR Shares at the ROFR Price by delivering written notice of exercise to Bion. Bion shall not take any action intended to circumvent or impair Kimmeridge’s ROFR rights, and shall promptly provide any supplemental information reasonably requested by Kimmeridge to evaluate a ROFR exercise.

4.5    Closing: If Kimmeridge elects to exercise the ROFR, the closing of the purchase of the ROFR Shares shall occur within thirty (30) days following Kimmeridge’s notice of exercise, unless otherwise agreed in writing.

4.6    Failure to Exercise: If Kimmeridge does not elect to purchase the ROFR Shares within the ROFR Period, Bion may issue the securities referenced in the ROFR Notice to the third party purchaser on terms no more favorable than those offered to Kimmeridge. If Bion wishes to issue securities on more favorable terms, Bion must first re-offer such securities to Kimmeridge under the same ROFR procedures.

5.	Confidentiality

5.1   Any information exchanged hereunder, as well as the status of discussions between the Parties, will be treated confidential in accordance with the Non-Disclosure Agreement executed between the Parties on September 2, 2025 (the “NDA”)

5.2    This confidentiality obligation shall survive the termination of this MOU, subject to the terms of the NDA.

6.	Intellectual Property

6.1    Bion shall retain ownership of its proprietary technology and intellectual property related to ammonium bicarbonate production and nutrient recovery.

6.2   The JV may be granted a site-license to use Bion's technology for the Ammonium Bicarbonate Facility, on terms to be negotiated in definitive agreements.

7.	Non-Binding Nature

7.1    Non-Binding Framework: Except for the provisions expressly identified as binding in this MOU, this document is intended solely as a non-binding expression of the Parties’ current intentions regarding the potential formation of the JV and related commercial arrangements. No other provision of this MOU shall create any legally enforceable obligation on either Party.

7.2    Binding Provisions: Notwithstanding the foregoing, the following sections are binding and shall survive termination of this MOU for the duration of their stated applicability, or, if no duration is specified, for as long as necessary to give effect to the parties’ rights and obligations contained therein: Section 3.5 (Cost Sharing and Reimbursement), Section 4 (Right of First Refusal), Section 5 (Confidentiality), Section 6 (Intellectual Property), Section 8 (Governing Law), Section 9 (Termination), Section 11 (Public Announcements).

7.3     No Agreement to Proceed: The Parties acknowledge and agree that this MOU does not constitute a commitment or obligation by either Party to proceed with the JV, enter into any definitive agreement, undertake any investment or commercial transaction or take any other action unless and until definitive agreements between the Parties are negotiated, executed, and delivered.

7.4   No Partnership or Joint Venture Created: Nothing in this MOU shall be construed to create a partnership, joint venture, or other form of legal entity or relationship between the Parties with respect to the Manure Waste Facility or the JV. Any such entity shall exist only upon execution of definitive agreements.

7.5    Good-Faith Negotiations: The Parties agree to engage in good-faith negotiations with respect to definitive agreements in respect of the Purpose; however, either Party may discontinue such negotiations at any time and for any reason without liability to the other Party, unless otherwise specified herein.

7.6    No Reliance: Each Party acknowledges that it is not relying on any representation, promise, assurance, or commitment other than those expressly set forth in this MOU, and that no action taken by either Party in connection with this MOU shall give rise to any claim for damages, reliance, or expectation interests except as provided in the binding sections.

8.	Governing Law

8.1    This MOU and all binding obligations arising under it shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to its conflict-of-laws principles.

9.	Termination

9.1    This MOU may be terminated by either Party upon 30 days' written notice to the other Party; provided, however, that expenses already incurred or in process will be paid as agreed.

10.	Miscellaneous

10.1     This MOU represents the entire understanding between the Parties with respect to the subject matter hereof and supersedes all prior discussions.

10.2	Any amendments must be in writing and signed by both Parties.

10.3	This MOU may be executed in counterparts, each of which shall be deemed an original.

11.	Public Announcement

11.1     Neither Party shall issue any press release or make any public announcement relating to this MOU, the Purpose, the JV, the Facility or the other Party without the prior written consent of the other Party, except as required by law or regulation.

11.2 The Parties agree to coordinate on the timing, content, and messaging of any public communications to ensure consistency and alignment with the goals of the JV.

IN WITNESS WHEREOF, the Parties have executed this MOU as of the Effective Date.

BION ENVIRONMENTAL TECHNOLOGIES, INC.

By:

Name: S. Craig Scott

Title: CEO

Date: December 5, 2025

KIMMERIDGE ENERGY MANAGEMENT COMPANY, LLC.

By:

Name: Brittany McCormick

Title: Assistant General Counsel

Date: December 5, 2025